SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

February 25, 2003

Date of Report (Date of earliest event reported)

HEALTH CARE PROPERTY INVESTORS, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-08895	33-0091377
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4675 MacArthur Court

Suite 900

Newport Beach, California 92660

(Address of principal executive offices) (Zip Code)

(949) 221-0600

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events

On February 25, 2003, Health Care Property Investors, Inc. (the “Company”) entered into an underwriting agreement with Credit Suisse First Boston LLC, as the representative of the underwriters (the “Underwriters”), pursuant to which the Company agreed to issue and sell $200,000,000 aggregate principal amount of 6.00% senior notes of the Company due March 1, 2015 (the “Senior Notes”). The net proceeds from the offering, after payment of selling commissions and discounts and other expenses of the offering, are expected to be used for general corporate purposes, which may include repayment of a portion of the Company’s outstanding indebtedness under its revolving lines of credit, selective refinancings of other indebtedness and the investment in additional properties.

Item 7.    Exhibits

(c)    Exhibits.

1.1	Underwriting Agreement between the Underwriters and the Company dated February 25, 2003
3.1

Officers’ Certificate pursuant to Section 301 of the Indenture dated as of September 1, 1993 between the Company and The Bank of New York, as Trustee, establishing a series of securities entitled “6.00% Senior Notes due March 1, 2015”

4.2	Form of 6.00% Senior Notes due March 1, 2015
5.1	Opinion of Ballard Spahr Andrews & Ingersoll
5.2	Opinion of Latham & Watkins LLP
12.1	Ratio of Earnings to Fixed Charges
99.1	Press Release Announcing the Offering dated February 25, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH CARE PROPERTY INVESTORS, INC.

Date: February 28, 2003	By:	/s/ Edward J. Henning
Name: Edward J. Henning Title: Senior Vice President, General Counsel and Corporate Secretary

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